EXHIBIT NO. 99.(j) 7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-1657 on Form N-1A of our reports each dated July 16, 2025, relating to the financial statements and financial highlights of MFS Blended Research Growth Equity Fund, MFS Blended Research Mid Cap Equity Fund, MFS Blended Research Small Cap Equity Fund, MFS Blended Research Value Equity Fund, and MFS International Diversification Fund, each a series of MFS Series Trust X, appearing in Form N-CSR of MFS Series Trust X for the year ended May 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and Appendix M – "Recipients of Non-Public Portfolio Holdings on an Ongoing Basis" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts

September 24, 2025